UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2012

                        Commission File Number 000-31757


                                  QUAMTEL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                                98-0233452
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          14911 Quorum Drive, Suite 140
                               Dallas, Texas 75254
                (Address of principal executive office, Zip Code)

       Registrant's telephone number, including area code: (972) 361-1980

                                    Copy to:
                            Adam S. Gottbetter, Esq.
                           Gottbetter & Partners, LLP
                         488 Madison Avenue, 12th Floor
                               New York, NY 10022
                              Phone: (212) 400-6900

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On December, 28 2012, our Board of Directors voted to appoint Peter Sperling to the Board of Directors. Mr. Sperling was appointed to fill the vacancy, left by the departure of Mr. Leo Hinkley, who is leaving the Board effective immediately, due to personal time constraint issues. Mr. Sperling will serve until the next annual meeting of shareholders of the Company or until his successor is duly elected and qualified.

Mr. Sperling has an Associates Degree in Network Administration and is a Microsoft Certified Professional Director of Information Technologist. His past employment services include Director of Information Technology Services for a Boca Raton based Real Estate company. He is employed at DataJack, Inc as a key part of the management team in charge of fulfillment services, procurement and Business Development.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2012           QUAMTEL, INC.


                                  By: /s/ Stuart Ehrlich
                                      ------------------------------------------
                                      Stuart Ehrlich,
                                      Chief Executive Officer, President,
                                      Principal Executive Officer and
                                      Principal Financial and Accounting Officer


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